--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------


                                   PHAZAR CORP
             (Exact name of registrant as specified in its charter)

           Delaware                                    75-1907070
           --------                                    ----------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


                               101 SE 25th Avenue
                             Mineral Wells, TX 76067

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  or Registrant's Principal Executive Offices)


                                Garland P. Asher
                      President and Chief Executive Officer

                                   PHAZAR CORP
                               101 SE 25th Avenue
                             Mineral Wells, TX 76067
                     (Name and address of agent for service)

                                  (940)325-3301
          (Telephone number, including area code, of agent for service)

                          Copies of communications to:

                               John R. Fahy, Esq.
                     Whitaker, Chalk, Swindle, & Sawyer, LLP

                               301 Commerce Street
                                   Suite 3500
                              Fort Worth, TX 76102
                                 (817) 878-0500

--------------------------------------------------------------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement and shareholder approval of the PHAZAR CORP 2009 Equity Incentive Plan.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

       If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. |_|

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |_|             Accelerated filer          |_|
Non-accelerated filer   |_|             Smaller reporting company  |X|
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------
                           Proposed     Proposed
Title of        Amount      maximum      maximum       Amount
Securities      to be       offering     aggregate       of
 to be        registered     price       offering    registration
registered       (1)      per share(2)   amount (2)    fee(3)
------------- ---------- ------------- ------------- -------------
Common Stock   273,600    $      3.16  $    882,360  $      48.24

Total          273,600    $      3.16  $    882,360  $      48.24
------------------------------------------------------------------


(1) This registration statement shall also cover any additional shares of common stock which become issuable under the PHAZAR CORP 2009 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) using the average of the high and low prices reported in the consolidated reporting system as of a specified date (April 22,
2009) within 5 business days prior to the date of filing the registration statement.
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the PHAZAR CORP 2009 Equity Incentive Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to Part I of Form S-8. These documents, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
--------------------------------------------------------------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference into this registration statement:

(a) the Annual Report on Form 10-K for the year ended May 31, 2008, filed with the Securities and Exchange Commission on August 19, 2008 and the Amended Form 10-K for the year ended May 31, 2008, as amended, filed with the Securities and Exchange Commission on September 26, 2008;

(b) the Quarterly Report on Form 10-Q for the quarter ended August 31, 2008, as amended, filed with the Securities and Exchange Commission on October 15, 2008;

(c) the Quarterly Report on Form 10-Q for the quarter ended November 30, 2008, as amended, filed with the Securities and Exchange Commission on January 14, 2009;

(d) the Quarterly Report on Form 10-Q for the quarter ended February 28, 2009, as amended, filed with the Securities and Exchange Commission on April 3, 2009;

(e) the Current Reports on Form 8-K filed with the Securities and Exchange Commission since May 31, 2008, including the Forms 8-K filed with the Securities and Exchange Commission on July 11, 2008, July 15, 2008, July 18, 2008, September 15, 2008, October 21, 2008, October 22, 2008, December 19, 2008,
January 15, 2009, and April 23, 2009;

(f) the description of the registrant's common stock contained in the registration statement the registrant filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description; and

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

The securities being offered are registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel.

None
--------------------------------------------------------------------------------

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Formation contains such a provision.

     The Registrant carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, the Registrant has entered into indemnification agreements with its directors and executive officers. These agreements contain presumptions and procedures designed to ensure that the indemnification and advancement rights granted to each indemnitee in these agreements will be provided on a timely basis. Each agreement provides that the

Registrant's obligations under the agreement will continue during the time the indemnitee serves the Registrant and continues thereafter so long as the indemnitee is subject to any possible proceeding by reason of the indemnitee's service to the Registrant.

     The right of any person to be indemnified shall be subject always to the right of the corporation by the Board of Directors, in lieu of such indemnify, to settle any such claim, action, suit or proceeding at the expense of the corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.
--------------------------------------------------------------------------------

Item 7.  Exemption from Registration Claimed.

         Not applicable

Item 8.  Exhibits.

 5     Opinion regarding legality
10.1   PHAZAR CORP 2009 Equity Incentive Plan adopted by Board of
       Directors on April 8, 2009
23.1   Consent of Weaver and Tidwell LLP
23.2   Consent of Whitaker, Chalk, Swindle, & Sawyer, LLP (included in
       Exhibit 5)
---------------------

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
--------------------------------------------------------------------------------

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements of filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Mineral Wells, State of Texas on April 23, 2009.

                                 PHAZAR CORP


                                 By:  /s/Garland P. Asher
                                      ------------------------------------------
                                      Garland P. Asher
                                      President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2009.


Signature                               Capacity
---------                               --------


/s/ Garland P. Asher                    Chairperson of the Board, President
--------------------------              and Chief Executive Officer
GARLAND P. ASHER

/s/ Clark D. Wraight                    Director and Vice-President
--------------------------
CLARK D. WRAIGHT

/s/Gary W. Havener                      Director
--------------------------
GARY W. HAVENER

/s/ R. Allen Wahl                       Director
--------------------------
R. ALLEN WAHL

/s/ Dennis Maunder                      Director
--------------------------
DENNIS MAUNDER

/s/ James Kenney                        Director
--------------------------
JAMES KENNEY